Filed Pursuant to Rule 424(b)(5)
Registration No. 333-192864

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 30, 2013)

MicroVision, Inc.

$6,000,000

Common Stock

We have entered into a sales agreement with Meyers Associates, L.P. (doing business as BP Capital, a division of Meyers Associates, L.P.), or BP Capital, relating to the sale of up to $6,000,000 of shares of our common stock, $0.001 par value per share. Subject to the terms and conditions of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $6,000,000 from time to time through BP Capital, as our sales agent.

Our shares are quoted on The NASDAQ Global Market under the symbol “MVIS.” On April 30, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $3.25 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The NASDAQ Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. BP Capital is not required to sell a certain number of shares or dollar amount of our common stock. BP Capital will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between BP Capital and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

BP Capital will be entitled to a commission of up to 3% of the gross sales price per share sold under the sales agreement. In connection with the sale of the common stock on our behalf, BP Capital may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of BP Capital may be deemed to be underwriting commissions or discounts.

Investing in our common stock involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, for a discussion of important risks that you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 5, 2015.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated December 30, 2013 and any amendments thereto. This prospectus supplement provides supplemental information regarding the Company, updates and changes information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate by reference important information into this prospectus supplement and the accompanying prospectus. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information” in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus, as well as additional information described under “Documents Incorporated by Reference,” before deciding to invest in shares of our common stock. If the information in, or incorporated by reference in, this prospectus supplement conflicts with information in the accompanying prospectus or a document incorporated by reference herein or therein, the information in, or incorporated by reference in, this prospectus supplement shall control.

All references in this prospectus supplement to “MicroVision,” “the Company,” “we,” “us” or “our” mean MicroVision, Inc., unless we state otherwise or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the sales agent has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities under any circumstance or in any jurisdiction where the offer is not permitted or unlawful. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, our consolidated financial statements and related notes thereto and the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Overview

We are developing our proprietary PicoP® display technology which can be used by our customers to create high-resolution miniature laser display and imaging engines. Our PicoP display technology uses our widely patented expertise in two dimensional Micro-Electrical Mechanical Systems (MEMS), lasers, optics, and electronics to create a high quality video or still image from a small form factor device with lower power needs than conventional display technologies. Our ingredient brand strategy is to develop and supply PicoP display technology directly or through licensing arrangements to original device manufacturers (ODMs) and original equipment manufacturers (OEMs) in various market segments, including consumer electronics and automotive, for integration into their products.

Our development efforts are focused on improving the performance of display engines through the improvement of the optical system, drive electronics, hardware and software design, and the performance of various components of the display engine. We also provide engineering support to our customers as they prepare to manufacture display engines, as well as provide support to ODMs and OEMs during the integration and optimization of PicoP display technology for specific products.

The primary objective for consumer applications is to provide users of mobile devices such as smartphones, tablets and other consumer electronics products with a large screen viewing experience produced by a small projector either embedded in the device or via a companion product. These potential products would allow users to watch movies and videos, play games, and display images and other data onto a variety of surfaces, freeing users from the limitations of a small screen.

PicoP display technology could also be combined with other components and systems to be embedded into a vehicle or integrated into a portable standalone head-up display (HUD). HUD technology allows for important information, such as safety warnings or navigation instructions, to be projected in the driver’s field of vision where the information can be accessed without taking their eyes off the road.

We also see potential for PicoP display technology in other areas, although these are not currently major areas of focus. PicoP display technology could be combined with other components and systems to be incorporated into a pair of glasses to provide the mobile user with a see-through or occluded personal display to view movies, play games or access other content.

Devices enabled by PicoP display technology could be used in field-based professions such as service repair or sales to view and share information such as schematics for equipment repair, sales data, orders or contact information on a larger, more user-friendly display. We also see potential for embedding PicoP display technology in industrial products where our displays could be used for 3D measuring and digital signage, enhancing the overall user experience of these applications.

We develop and procure intellectual property rights relating to our technology as a key aspect of our business strategy. We generate intellectual property from our internal research and development activities and our ongoing performance on development contracts. We also have acquired exclusive rights to various technologies under licensing and acquisition agreements.

Corporate Information

MicroVision was founded in 1993 as a Washington corporation and reincorporated in 2003 under the laws of the State of Delaware. Our principal office is located at 6244 185th Ave NE, Suite 100, Redmond WA 98052 and our telephone number is 425-936-6847. We maintain a website at www.microvision.com, where general information about us is available. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider it part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock we are offering	Shares of our common stock having an aggregate offering price of up to $6 million.

Common stock to be outstanding after this offering	Up to 48,437,055 shares, which assumes sales of 1,846,154 shares at a price of $3.25 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on April 30, 2015. The actual number of shares issued will vary depending on the sales price of shares sold in this offering.

Manner of offering	“At the market” offering that may be made from time to time through our sales agent, BP Capital. See “Plan of Distribution” on page S-8.

Use of proceeds	We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures and acquisitions of other technologies. See “Use of Proceeds” on page S-6.

Risk factors	See “Risk Factors” on page S-5 of this prospectus supplement and on page 1 of the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Listing	Our common stock is listed on the NASDAQ Global Market under the symbol “MVIS.”

The number of shares of common stock to be outstanding after this offering is based on 46,590,901 shares outstanding as of April 30, 2015 and excludes 2,510,325 shares issuable upon exercise of outstanding options (and unvested stock awards), 5,038,682 shares issuable upon exercise of outstanding warrants, and 1,505,014 shares reserved for issuance pursuant to our 2013 Incentive Plan.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference include or incorporate by reference forward-looking statements. Such statements may include, but are not limited to, projections of revenues, income or loss, capital expenditures, plans for product development and cooperative arrangements, technology development by third parties, future operations, financing needs or plans of MicroVision, Inc., as well as assumptions relating to the foregoing. The words “anticipate,” “believe,” “estimate,” “will,” “could,” “may,” “intend” and “expect” and similar expressions generally identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth or incorporated by reference in the section entitled “Risk Factors” in this prospectus supplement. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this prospectus supplement and the accompanying prospectus may affect us to a greater extent than indicated. We caution readers not to place significant reliance on these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in or incorporated into this prospectus supplement and the accompanying prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before you decide whether to purchase our common stock, you should carefully consider all of the information in this prospectus supplement and the accompanying prospectus, including the “Statement Regarding Forward-Looking Information” above, the risks and uncertainties described below, and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as revised or as supplemented by our most recent Quarterly Report on Form 10-Q, as well as our subsequent Quarterly Reports, all of which are filed with the SEC and incorporated by reference herein in their entirety, together with other information in this prospectus supplement. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline and you could lose all or part of your investment.

Risk Factors Relating to the MicroVision Business

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus supplement, including “Item 1A. Risk Factors” incorporated by reference from our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, as updated by other SEC filings filed after such quarterly report. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Risks Related to our Common Stock and this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

If you purchase the common stock sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the assumed public offering price of $3.25 per share, the last reported sale price of our common stock on The NASDAQ Global Market on April 30, 2015, and our net tangible book value as of March 31, 2015, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $3.02 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” elsewhere in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, could experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered hereby. Except as described in any free writing prospectus that we may authorize to be provided to you, we currently anticipate that the net proceeds from the sale of the securities offered under this prospectus supplement will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures and acquisitions of other technologies. As of the date of this prospectus, we have no current plans for any such acquisitions.

Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

DILUTION

If you invest in our common stock, your interest will be diluted by an amount equal to the difference between the public offering price and the net tangible book value per share of common stock after this offering. We calculate net tangible book value per share by dividing our net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

Our net tangible book value at March 31, 2015 was $5,526,000 or $0.12 per share of common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $6,000,000 at an assumed offering price of $3.25 per share, the last reported sale price of our common stock on April 30, 2015 on The NASDAQ Global Market, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value at March 31, 2015 would have been $11,262,000, or $0.23 per share. This represents an immediate increase in as-adjusted net tangible book value of $0.11 per share to existing shareholders and an immediate and substantial dilution of $3.02 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share	$3.25
Net tangible book value per share at March 31, 2015	$0.12
Increase in net tangible book value per share attributable to this offering	$0.11
As-adjusted net tangible book value per share as of March 31, 2015, after giving effect to this offering	$0.23
Dilution per share to new investors in this offering	$3.02

The table above assumes, for illustrative purposes only, that an aggregate of 1,846,153 shares of our common stock are sold at an assumed offering price of $3.25 per share, for aggregate gross proceeds of $6,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $3.25 per share shown in the table above, assuming all of our common stock in the aggregate amount of $6,000,000 is sold at that price, would not change our as-adjusted net tangible book value per share after the offering but would increase the dilution in net tangible book value per share to new investors in this offering to $3.52 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $3.25 per share shown in the table above, assuming all of our common stock in the aggregate amount of $6,000,000 is sold at that price, would not change our as-adjusted net tangible book value per share after the offering but would decrease the dilution in net tangible book value per share to new investors in this offering to $2.52 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that any options or warrants are exercised, new options are issued under our 2013 Incentive Plan or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

These calculations exclude:

•	5,038,682 shares of common stock issuable upon exercise of warrants outstanding as of March 31, 2015, all of which are exercisable at prices ranging from $2.24 to $6.24 per share;
•	2,510,325 shares of common stock issuable upon exercise of options (and unvested stock awards) outstanding as of March 31, 2015, of which approximately 1,264,099 shares are exercisable, under our 2013 Incentive Plan; and
•	1,505,014 shares reserved for issuance pursuant to our 2013 Incentive Plan as of March 31, 2015.

PLAN OF DISTRIBUTION

We have entered into a sales agreement, dated as of May 5, 2015, with Meyers Associates L.P. (doing business as BP Capital, a division of Meyers Associates, L.P.), or BP Capital, under which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $6,000,000 from time to time through BP Capital as our sales agent. BP Capital may sell the shares of our common stock by any method that is deemed to be an “at the market” equity offering, as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through The NASDAQ Global Market, the existing trading market for shares of our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law.

As our sales agent, BP Capital will not engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell common stock pursuant to the sales agreement, we will notify BP Capital of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed BP Capital, unless BP Capital declines to accept the terms of such notice, BP Capital has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of BP Capital under the sales agreement to sell shares of our common stock is subject to a number of conditions that we must meet.

The settlement between us and BP Capital is generally anticipated to occur on the third trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means upon which we and BP Capital may agree. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay BP Capital a commission equal to an aggregate of up to 3% of the gross proceeds we receive from the sales of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of our common stock on our behalf, BP Capital may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of BP Capital may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to BP Capital with respect to certain civil liabilities, including liabilities under the Securities Act. In addition, we have agreed, under certain circumstances, to reimburse a portion of BP Capital’s expenses, including legal fees, in connection with this offering up to a maximum of $25,000. We estimate that the total expenses for the offering, excluding compensation payable to BP Capital under the terms of the sales agreement, will be approximately $85,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of our common stock provided for in this prospectus supplement, or (ii) termination of the sales agreement pursuant to the terms thereof.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the Securities and Exchange Commission and is incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Documents Incorporated by Reference” on page S-9 of this prospectus supplement, and “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on page 5 of the attached prospectus.

To the extent required by Regulation M under the Exchange Act, BP Capital will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Ropes & Gray LLP, Boston, Massachusetts. Gibson, Dunn & Crutcher LLP, San Francisco, California, is acting as counsel for BP Capital in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Moss Adams LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. These documents are on file with the SEC. You may read and copy any document we file by visiting the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3, including amendments, relating to the common stock offered by this prospectus supplement and the accompanying prospectus, which has been filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus supplement and the accompanying prospectus we refer you to the registration statement and the exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus, including information previously incorporated by reference. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 16, 2015;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed on April 30, 2015;
•	Our Current Report on Form 8-K filed with the SEC on March 16, 2015 (other than the information furnished pursuant to Item 7.01);

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2015; and

•	The description of our common stock set forth in Amendment No. 1 to our Registration Statement on Form SB-2 (Registration No. 333-5276-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-21221).

PROSPECTUS

$25,000,000

MicroVision, Inc.

Common Stock

Preferred Stock

Warrants

We may sell from time to time up to $25,000,000 of our common stock, preferred stock, or warrants in one or more transactions.

We will provide specific terms of these securities and offerings in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is traded on The NASDAQ Global Market under the symbol “MVIS.” On December 12, 2013 the closing price of our common stock on The NASDAQ Global Market was $1.13 per share.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the information under the heading “Risk Factors” set forth herein on page 1 and in our filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase our common stock.

Our executive offices are located at 6244 185th Avenue NE, Suite 100, Redmond, Washington 98052, and our telephone number is (425) 936-6847.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 30, 2013.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is subject to the safe harbor created by that section. Such statements may include, but are not limited to, projections of revenues, income or loss, capital expenditures, plans for product development and cooperative arrangements, future operations, financing needs or plans of MicroVision, as well as assumptions relating to the foregoing. The words “anticipate,” “believe,” “estimate,” “expect,” “goal,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

These forward-looking statements are not guarantees of future performance. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the following: our ability to obtain financing; market acceptance of our technologies and products; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches; the ability to achieve key technical milestones in key products; and other factors set forth in the section entitled “Risk Factors” below, and in the documents incorporated by reference into this prospectus. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in or incorporated into this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, each as amended or supplemented, which are incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by our subsequent quarterly reports or other filings, including filings after the date hereof, with the Securities and Exchange Commission under the Exchange Act. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

THE COMPANY

We are developing our proprietary PicoP® display technology, which can be used by our customers to create high-resolution miniature laser display and imaging engines. Our PicoP display technology utilizes our widely patented expertise in two dimensional Micro-Electrical Mechanical Systems (MEMS), lasers, optics and electronics to create a high quality video or still image from a small form factor device with lower power needs than conventional display technologies. Our strategy is to develop and supply PicoP display technology directly or through licensing arrangements to original equipment manufacturers (OEMs) in market segments including consumer electronics, automotive, and industrial for integration into their products.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities offered under this prospectus will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, and acquisitions of other technologies. The prospectus supplement relating to specific sales of our securities hereunder will set forth our intended use for the net proceeds we receive from the sales. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

TO EARNINGS

As we have incurred losses in each of the periods presented below, our earnings were inadequate to cover fixed charges and preference dividends, if any, by the following amounts (in thousands):

	NINE MONTHS ENDED SEPTEMBER 30,	FISCAL YEAR ENDED DECEMBER 31,
	2013	2008	2009	2010	2011	2012
Additional earnings required to cover fixed charges	10,757	32,620	39,529	47,460	35,808	22,693

Our deficiency of combined fixed charges and preference dividends to earnings for each of the periods referred to above has been computed on a consolidated basis and should be read in conjunction with the consolidated financial statements, including the notes thereto, and other information set forth in the reports filed by us with the SEC. Please refer to Exhibit 12.1 filed with the registration statement of which this prospectus constitutes a part for additional information regarding the ratio of earnings to cover fixed charges and preference dividends, if any.

DESCRIPTION OF CAPITAL STOCK

Our Certificate of Incorporation, as amended, authorizes us to issue 100,000,000 shares of common stock, $.001 par value per share, and 25,000,000 shares of preferred stock, $.001 par value per share. As of December 12, 2013, there were 32,006,963 shares of common stock, and no shares of preferred stock, outstanding.

Common Stock. All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and nonassessable. Subject to the rights of the holders of our outstanding preferred stock, holders of common stock:

•	are entitled to any dividends validly declared;

•	will share ratably in our net assets in the event of a liquidation; and

•	are entitled to one vote per share.

The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Preferred Stock. The Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of MicroVision, which could depress the market price of our common stock. If we offer preferred stock, the terms of that series of preferred stock will be set forth in the prospectus supplement relating to that series.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, warrants or units of any combination of the foregoing securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement or term sheet relating to the warrants offered hereby. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Form 8-K to be incorporated into the registration statement of which this prospectus forms a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

•	the offering price or prices;

•	the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

•	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

•	the date on and after which such warrants and the related securities, if any, will be transferable separately;

•	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	any material risk factors, if any, relating to such warrants;

•	the identity of any warrant agent; and

•	any other terms of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

PLAN OF DISTRIBUTION

General. We may sell the securities offered hereby directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the terms of the securities to which such prospectus supplement relates;

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered with the prospectus supplement.

Sales Directly to Purchasers. We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

Use of Underwriters and Agents. If underwriters are used in the sale of securities, they will acquire the securities for their own accounts and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Securities may be sold directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the prospectus supplement. We may engage in “at the market” offerings only of our common stock. An “at the market” offering is defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, as an offering of equity securities into an existing trading market for outstanding shares of the same class at other than a fixed price.

Deemed Underwriters. In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Indemnification and Other Relationships. We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Listing of Securities. Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for the common stock, which will be listed on The NASDAQ Global Market, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity or any trading in the securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 (including exhibits furnished under Item 9.01 in connection with information furnished under Item 2.02 or Item 7.01) of any current report on Form 8-K:

•	Our annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 14, 2013;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, filed with the SEC on May 5, 2013, August 9, 2013, and November 13, 2013, respectively;

•	Our current reports on Form 8-K filed with the SEC on March 1, 2013, March 15, 2013, April 23, 2013, May 17, 2013, June 7, 2013, September 13, 2013, September 19, 2013, November 18, 2013, and November 27, 2013;

•	Any other filings we make pursuant to the Exchange Act after the filing date of the initial registration statement and prior to effectiveness of the registration statement; and

•	The description of our common stock set forth in Amendment No. 1 to our registration statement on Form SB-2 (Registration No. 333-5276-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our registration statement on Form 8-A (Registration No. 0-21221).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

MicroVision, Inc.
6244 185th Avenue NE, Suite 100
Redmond, Washington 98052
Attention: Investor Relations
(425) 936-6847

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

For the purpose of this offering, Ropes & Gray LLP, Boston, Massachusetts, is giving its opinion on the validity of the securities offered hereby.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Moss Adams LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2011 and for the year then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.